Exhibit 23.2


April 25, 2005

Cape Systems Group, Inc.
3619 Kennedy Road
South Plainfield, NJ 07080

Consent of Chartered Accountants, Registered Auditors

We consent to the inclusion in the prospectus of this registration statement on Form SB-2, of our reports on our audits on the accounts of Cape Systems & Consulting Services at December 31, 2003 and December 31, 2002.

/s/ LESLIE, WARD AND DREW
-------------------------

Chartered Accountants
Registered Auditors